Exhibit 99.1

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www.bdomexico.com

Castillo Miranda y Compañía, S.C.
Paseo de la Reforma 505-31
Colonia Cuauhtémoc
México, D.F.
CP 06500

Report of Independent Registered Accounting Firm

To the Shareholders of
Grupo Vasconia, S.A.B.

We have audited the accompanying consolidated balance sheet of Grupo Vasconia, S.A.B. and Subsidiaries as of December 31, 2011 and the related consolidated statements of income, changes in shareholders' equity and statements of cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of the Company as of December 31, 2010 and for the year then ended, which are presented solely for comparative purposes, were audited by other independent public accountants who issued their unqualified opinion on March 08, 2012.

We conducted our audit in accordance with generally accepted auditing standards in Mexico. These standards require that we plan and perform the audit in order to obtain reasonable assurance as to whether the financial statements are free of material misstatements and whether they are prepared according to Mexican financial reporting standards. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the financial information reporting standards used, the significant estimates made by Management and the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of Grupo Vasconia, S.A.B. and Subsidiaries as of December 31, 2011, and the results of its consolidated operations, the consolidated changes in shareholders' equity and the consolidated cash flows for the year then ended, in conformity with Mexican financial reporting standards.

These consolidated financial statements have been translated into English solely for the convenience of readers of this language. In all cases where there are any disagreements between the English and Spanish versions, the Spanish version shall be considered authoritative and controlling.

Castillo Miranda y Cía., S.C.

Bernardo Soto Peñafiel, CPA

Mexico City, as of February 29, 2012.

Castillo Miranda y Compañía, S. C. (BDO Castillo Miranda) es una sociedad civil mexicana de contadores públicos y consultores de empresas, miembro de BDO International Limited, una compañía del Reino Unido limitada por garantía, y forma parte de la red internacional de firmas independientes de BDO.